UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 29, 2010 (Date of earliest event reported)
Banyan Rail Services Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)
2255 Glades Road, Suite 342-W, Boca Raton, Florida (Address of principal executive offices)	33431 (Zip Code)

561-443-5300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                                Changes in Registrant’s Certifying Accountant.

On April 29, 2010, the board of directors of Banyan Rail Services Inc. (the “Company”) approved the dismissal of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm. Concurrent with this action, our board of directors appointed Daszkal Bolton LLP (“Daszkal”) as our new independent registered public accounting firm. Daszkal is located at 2401 NW Boca Raton Boulevard, Boca Raton, Florida 33431.

Our financial statements for the years ended December 31, 2009 and 2008 were audited by Grant Thornton. Grant Thornton’s reports on our financial statements for the two most recent fiscal years did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2009 and 2008 and through the date of termination of Grant Thornton’s engagement as the Company’s independent registered public accounting firm, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreement in its reports on our financial statements for such periods.

In connection with management’s assessment of our internal control over financial reporting for 2009, management identified the following material weaknesses in the Company’s internal control over financial reporting as of December 31, 2009:

The Company acquired The Wood Energy Group, Inc. (“Wood Energy”) in September 2009. The Company’s management began to integrate Wood Energy into the Company, and enhance the internal controls structure and policies and procedures surrounding financial reporting. As of December 31, 2009, all of these enhancements had not been finalized, specifically the recording of deferred revenues and costs associated with projects in process and timely reconciliation of certain balance sheet accounts. Further, the Company was in need of an additional resource to handle the increase in business activities, and resulting GAAP financial statement and SEC reporting requirements, as a result of the recent acquisition.

Based upon their evaluation, and as a result of the material weaknesses discussed above, our chief executive officer and chief financial officer each concluded that our internal control over financial reporting was not effective as of December 31, 2009. However, since the acquisition of Wood Energy was consummated in September 2009, we have made changes to the internal control procedures of Wood Energy to strengthen these controls and to remediate the material weaknesses discussed above. For example, among other things, we have (i) added a controller and an assistant to the president to the staff of Wood Energy, (ii) increased the oversight provided by Banyan’s executives over Wood Energy’s operations and financial activities, and (iii) instituted procedures to more accurately identify direct costs incurred for each of Wood Energy’s contracts. In addition, the Company is planning to hire another full time person to further strengthen these functions, which will assist in the process of establishing effective internal controls over all processes. Management believes that our internal control over financial reporting have significantly improved.

As a result of the material weaknesses discussed above, Grant Thornton advised the Company that not all internal controls necessary for the Company to develop reliable financial statements were present at December 31, 2009. The Company and Grant Thornton did not express any difference of opinion on this matter.

During the years ended December 31, 2009 and 2008 and through the date of discontinuance of Grant Thornton’s engagement as the Company’s independent accountant, other than as disclosed above, there were no events reportable under 304(a)(1)(v) of Regulation S-K.

The Company has provided Grant Thornton with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested it to furnish a letter addressed to the SEC stating whether it agrees with the statements made above. Attached as Exhibit 16.1 is a copy of Grant Thornton’s letter to the SEC, dated May 3, 2010.

During the years ended December 31, 2009 and 2008 and through the date of discontinuance of Grant Thornton’s engagement as the Company’s independent accountant, neither the Company nor anyone on the Company’s behalf consulted with Daszkal regarding either (1) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (2) any matter that was either the subject of a disagreement or a reportable event under 304(a)(1)(iv) or (v), respectively, of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated May 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc.

By:	/s/ C. Lawrence Rutstein
Name: C. Lawrence Rutstein
Title: Vice President of Administration

Dated:  May 5, 2010

EXHIBIT INDEX
Exhibit Number	Description

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated May 3, 2010